AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                           TEMPLETON GROWTH FUND, INC.

                                 (THE "COMPANY")

                             DATED: OCTOBER 11, 2002




                                TABLE OF CONTENTS
                                                                       Page
ARTICLE I: Offices   1
         Section 1.      Principal Office in Maryland.................   1
         Section 2.      Additional Offices...........................   1
ARTICLE II: Meetings of Stockholders..................................   1
         Section 1.      Place of Meeting.............................   1
         Section 2.      Annual Meetings..............................   1
         Section 3.      Special Meetings.............................   1
         Section 4.      Notice of Meetings...........................   3
         Section 5.      Scope of Notice..............................   4
         Section 6.      Quorum.......................................   4
         Section 7.      Nominations and Proposals by Stockholders....   4
         Section 8.      Voting.......................................   6
         Section 9.      Proxies......................................   6
         Section 10.     Record Date..................................   7
         Section 11.     Inspectors of Election.......................   7
         Section 12.     Organization.................................   8
         Section 13.     Informal Action by Stockholders..............   8
         Section 14.     Voting of Stock by Certain Holders...........   8
ARTICLE III: Board of Directors.......................................   9
         Section 1.      General......................................   9
         Section 2.      Vacancies and Newly-Created Directorships....   9
         Section 3.      Majority to be Elected by Stockholders.......  10
         Section 4.      Powers.......................................  10
         Section 5.      Meetings.....................................  10
         Section 6.      Quorum.......................................  10
         Section 7.      Committees...................................  10
         Section 8.      Advisory Board...............................  11
         Section 9.      Minutes of Meeting...........................  11
         Section 10.     Informal Action by Board of Directors
                          and Committees..............................  11
         Section 11.     Meetings by Conference Telephone.............  12
         Section 12.     Fees and Expenses............................  12
         Section 13.     Loss of Deposits.............................  12
         Section 14.     Surety Bonds.................................  12
         Section 15.     Reliance.....................................  12
         Section 16.     Certain Rights of Directors, Officers,
                          Employees and Agents........................  12
ARTICLE IV: Waiver of Notice..........................................  12
ARTICLE V: Officers...................................................  13
         Section 1.      General......................................  13
         Section 2.      Other Officers and Agents....................  13
         Section 3.      Tenure, Removal, Resignation and Vacancies
                          of Officers.................................  13
         Section 4.      Chairman of the Board of Directors...........  13
         Section 5.      President....................................  14
         Section 6.      Vice Presidents..............................  14
         Section 7.      Secretary....................................  14
         Section 8.      Assistant Secretaries........................  14
         Section 9.      Treasurer....................................  14
         Section 10.     Assistant Treasurers.........................  15
         Section 11.     Chief Executive Officer - Investment
                          Management..................................  15
         Section 12.     Chief Executive Officer - Finance and
                          Administration..............................  15
         Section 13.     Salaries.....................................  15
         Section 14.     Subordinate Officers.........................  15
         Section 15.     Surety Bonds.................................  15
ARTICLE VI: Certificates of Stock.....................................  16
         Section 1.      General......................................  16
         Section 2.      Fractional Share Interests...................  16
         Section 3.      Lost, Stolen or Destroyed Certificates.......  16
         Section 4.      Transfer of Shares...........................  17
         Section 5.      Registered Owners............................  17
ARTICLE VII: Net Asset Value..........................................  17
ARTICLE VIII: Miscellaneous...........................................  17
         Section 1.      Reserves.....................................  17
         Section 2.      Dividends and Other Distributions............  17
         Section 3.      Capital Gains Distributions..................  17
         Section 4.      Checks and Drafts............................  18
         Section 5.      Fiscal Year..................................  18
         Section 6.      Seal.........................................  18
         Section 7.      Insurance Against Certain Liabilities........  18
         Section 8.      Contracts....................................  18
         Section 9.      Deposits.....................................  18
         Section 10.     Accountant...................................  18
ARTICLE IX: Indemnification...........................................  19
         Section 1.      Indemnification of Directors and Officers
                          and Other Persons...........................  19
         Section 2.      Advances.....................................  19
         Section 3.      Procedure....................................  19
         Section 4.      Indemnification of Employees and Agents......  20
         Section 5.      Other Rights.................................  20
         Section 6.      Amendments...................................  20
         Section 7.      Insurance....................................  20
ARTICLE X: Amendments.................................................  20




                                   ARTICLE I:
                                   Offices

Section 1. PRINCIPAL OFFICE IN MARYLAND. The Company shall have a principal office in the City of Baltimore, or at such other place as the Board of Directors may designate in the State of Maryland.

Section 2. ADDITIONAL OFFICES. The Company may have additional offices at such places as the Board of Directors may from time to time determine or as the business of the Company may require.

                                  ARTICLE II:
                            Meetings of Stockholders

Section 1. PLACE OF MEETING. Meetings of stockholders shall be held at the principal executive office of the Company or at other such place, within the United States, as shall be set by the Board of Directors and stated in the notice of meeting.

Section 2. ANNUAL MEETINGS. The Company shall not be required to hold an annual meeting of stockholders in any year in which the election of Directors is not required to be acted upon under the Investment Company Act of 1940, as amended (the "1940 Act"). Otherwise, annual meetings of stockholders for the election of Directors and the transaction of such other business as may properly come before the meeting shall be held at such time and place within the United States as the Board of Directors shall select.

Section 3. SPECIAL MEETINGS. (a) GENERAL. Except as otherwise provided herein, subject to subsection (b) of this Section 3, special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation of the Company (the "Articles of Incorporation"), may be called by resolution of the Board of Directors or by the President, and shall be called by the Secretary at the request in writing of a majority of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

                  (b) STOCKHOLDER REQUESTED SPECIAL MEETINGS. (1) Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the Secretary (the "Record Date Request Notice") by registered mail, return receipt requested, request the Board of Directors to set a record date to determine the stockholders entitled to request a special meeting (the "Request Record Date"). The Record Date Request Notice shall set forth the purpose of the requested special meeting and the matters proposed to be acted on at it, shall be signed by one or more stockholders of record as of the date of signature (or their duly authorized proxies or other agents), shall bear the date of signature of each such stockholder (or proxy or other agent) and shall set forth all information relating to each such stockholder that must be disclosed in solicitations of proxies for election of Directors in an election contest (even if an election contest at the requested special meeting is not involved), or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-11 thereunder. Upon receiving the Record Date Request Notice, the Board of Directors may set a Request Record Date. The Request Record Date shall not precede and shall not be more than twenty days after the close of business on the date on which the resolution setting the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within twenty days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution setting the Request Record Date and issue a public announcement of such Request Record Date, the Request Record Date shall be the close of business on the twentieth day after the first date on which the Record Date Request Notice is actually received by the Secretary.

                           (2) In order for any  stockholder  to request a
special meeting, one or more written requests for a special meeting, signed by stockholders of record (or their duly authorized proxies or other agents) as of the Request Record Date entitled to cast not less than a majority (the "Special Meeting Percentage") of all of the votes entitled to be cast at such meeting (the "Special Meeting Request) shall be delivered to the Secretary. In addition, the Special Meeting Request shall set forth the purpose of the meeting and the matters proposed to be acted on at the meeting (which shall be limited to the matters set forth in the Record Date Request Notice received by the Secretary of the Company), shall bear the date of signature of each such stockholder (or proxy or other agent) signing the Special Meeting Request, shall set forth the name and address, as they appear in the Company's books, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed) and the class and number of shares of stock of the Company which are owned of record and beneficially by each such stockholder, shall be sent to the Secretary by registered mail, return receipt requested, and shall be received by the Secretary within sixty days after the Request Record Date. Any requesting stockholder may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Secretary.

                           (3)  The Secretary shall inform the requesting
stockholders of the reasonably estimated cost of preparing and mailing the notice of the special meeting (including the Company's proxy materials). The Secretary shall not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 3(b), the Secretary receives payment of such reasonably estimated cost prior to the mailing of any notice of the meeting.

                           (4)  Except as provided below, any special meeting
shall be held at such place, date and time as may be designated by the Chairman, President or Board of Directors. In the case of any special meeting called by the Secretary upon the request of stockholders (a "Stockholder Requested Meeting"), if the Board of Directors fails to set a record date for such meeting (the "Meeting Record Date") that is a date within thirty days after the date that a valid Special Meeting Request is actually received by the Secretary (the "Delivery Date"), then the close of business an the thirtieth day after the Delivery Date shall be the meeting Record Date. In the case of any Stockholder Requested Meeting, such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Stockholder Requested Meeting shall be not more than ninety days after the Meeting Record Date; and provided further that if the Board of Directors fails to designate, within ten days after the Delivery Date, a date and time for a Stockholder Requested Meeting, then such meeting shall be held at 2:00 p.m. local time on the ninetieth day after the Meeting Record Date or, if such ninetieth day is not a Business Day (as defined below), on the immediately preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a Stockholder Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive offices of the Company. In setting a date for any special meeting, the Chairman, President or Board of Directors may consider such factors as he, she or it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for a meeting and any plan of the Board of Directors to call an annual meeting or a special meeting.

                           (5)  If at any time as a result of written
revocations of requests for a special meeting, stockholders of record (or their duly authorized proxies or other agents) as of the Request Record Date for the meeting entitled to cast less than the applicable Special Meeting Request
Percentage shall have delivered and not revoked requests for the special meeting, the Secretary may refrain from mailing the notice of the meeting or, if the notice of the meeting has been mailed, the Secretary may revoke the notice of the meeting at any time before ten days prior to the meeting if the Secretary has first sent to all other requesting stockholders written notice of such revocation and of the intention to revoke the notice of the meeting. Any request for a special meeting received after a revocation by the Secretary of a notice of a meeting shall he considered a request for a new special meeting.

                           (6)  The Chairman, President or Board of Directors
may appoint one or more inspectors of elections to act as the agent of the Company for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the Secretary. For the purpose of permitting the inspectors to perform such review, no such purported request shall be deemed to have been received by the Secretary until the earlier of (i) five Business Days after actual receipt by the Secretary of such purported request and (ii) such date as the inspectors certify to the Company that the valid requests received by the Secretary represent at least a majority of the issued and outstanding shares of stock that would be entitled to vote at such meeting. Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Company or any stockholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

                           (7)  For purposes of these Bylaws, "Business Day"
shall mean any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange is not open for trading.

Section 4. NOTICE OF MEETINGS. Not less than ten nor more than ninety days before each meeting of stockholders, the Secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote thereat who is entitled to notice of the meeting written notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, either by mail or by presenting it to such stockholder personally or by leaving it at his residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder's post office address as it appears on the records of the Company, with postage thereon prepaid.

Section 5. SCOPE OF NOTICE. Subject to Section 7 of this Article II of these Bylaws, any business of the Company may be transacted at an annual meeting of the stockholders without being specifically designated in the notice, except business as is required by any statute to be stated in such notice. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice thereof.

Section 6. QUORUM. At any meeting of the stockholders, the presence in person or by proxy of one third of the shares of stock of the Company entitled to vote thereat shall constitute a quorum; but this section shall not affect any requirement under any statute or the Articles of Incorporation for the vote necessary for the adoption of any measure. If, however, a quorum shall not be present at any meeting of the stockholders, the Chairman of the meeting or the stockholders entitled to vote at such meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 7.  NOMINATIONS AND PROPOSALS BY STOCKHOLDERS.

                 (a) ANNUAL MEETINGS OF STOCKHOLDERS. (1) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Company's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Company who was a stockholder of record both at the time of giving of notice provided for in this Section 7(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 7(a).

                           (2)  For  nominations  for election to the Board of
Directors or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 7, the stockholder must have given timely notice thereof in writing to the Secretary of the Company and such other business must otherwise be a proper matter for action by stockholders. To be timely, a stockholder's notice must be delivered to the Secretary at the principal executive offices of the Company by not later than the close of business on the ninetieth day prior to the first anniversary of the preceding year's annual meeting nor earlier than the close of business on the 120th day prior to such first anniversary; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty days or delayed by more than sixty days from such anniversary date or if the Company did not hold an annual meeting during the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Company. In no event shall the public announcement of a postponement or adjournment of an annual meeting to a later date of time commence a new time period for the giving of a stockholder's notice as described above. A stockholder's notice to be proper must set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder (including any anticipated benefit to the stockholder therefrom) and of each beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and each beneficial owner, if any, on whose behalf the nomination or proposal is made,
(x) the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner, and (y) the number of shares of each class of stock of the Company which are owned beneficially and of record by such stockholder and such beneficial owner.

                           (3) Notwithstanding  anything  in the second
sentence of paragraph (a)(2) of this Section 7 to the contrary, in the event that the number of Directors to be elected to the Board of Directors is increased and there is no public announcement by the Company naming all of the nominees for Director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 7(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the tenth day immediately following the day on which such public announcement is first made by the Company.

                  (b) SPECIAL MEETINGS OF STOCKHOLDERS. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Company's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which Directors are to be elected (i) pursuant to the Company's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that Directors shall be elected at such special meeting, by any stockholder of the Company who is a stockholder of record both at the time of giving of notice provided for in this Section 7(b) and at the time of the special meeting, who is entitled to vote at the meeting, and who complied with the notice procedures set forth in this Section 7(b). In the event the Company calls a special meeting of stockholders for the purpose of electing one or more Directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position as specified in the Company's notice of meeting, if the stockholder's notice containing the information required by paragraph (a)(2) of this Section 7 shall have been delivered to the Secretary at the principal executive offices of the Company not earlier than the close of business an the 120th day prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting to a later date or time commence a new time period for the giving of a stockholder's notice as described above.

                  (c)GENERAL. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 7 and Article III of these Bylaws shall be eligible to serve as Directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section
7. The Chairman of the meeting shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 7 and, if any proposed nomination or other business is not in compliance with this Section 7, to declare that such nomination or proposal shall be disregarded.

                           (2) For purposes of this Section 7, "public
announcement" shall mean disclosure (i) in a press release reported by a recognized news service, or (ii) in a document publicly filed by the Company with the United States Securities and Exchange Commission.

                           (3) Notwithstanding the foregoing provisions of this
Section 7, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 7. Nothing in this Section 7 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, nor the right of the Company to omit a proposal from, the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 8. VOTING. A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a Director. Each share may be voted for as many individuals as there are Directors to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by express provision in law (including, in particular, but not limited to, the 1940 Act, as from time to time in effect, or other statutes or rules or orders of the Securities and Exchange Commission or any successor thereto) or the Articles of Incorporation. Unless otherwise provided in the Articles of Incorporation, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

Section 9. PROXIES. A stockholder may cast the votes entitled to be cast by shares of stock owned by the stockholder in person or by proxy executed by the stockholder or by the stockholder's duly authorized agent in any manner permitted by law. Such proxy shall be filed with the Secretary of the Company before or at the meeting, for as long as the polls are open. No proxy is valid more than eleven months after its date, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the person executing it or of his personal representatives or assigns. Proxies shall be delivered prior to the meeting to the Secretary of the Company or to the person acting as Secretary of the meeting before being voted. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Company receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Stockholder shall be deemed valid unless challenged at or prior to its exercise.

Section 10. RECORD DATE. In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may set, in advance, a record date which shall not be before the close of business on the day the record date is fixed and shall not be more than ninety days and, in the case of a meeting of stockholders, not less than ten days before the date on which the meeting or particular action requiring such determination of stockholders is to be taken. In lieu of setting a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period, but not to exceed, in any case, twenty days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days immediately before such meeting. If no record date is fixed and the stock transfer books are not closed for the determination of stockholders: (1) the record date for the determination of stockholders entitled to notice of, or to vote at, a meeting of stockholders shall be the close of business on the day on which notice of the meeting of stockholders is mailed or the thirtieth day before the meeting, whichever is the closer date to the meeting; and (2) the record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any rights shall be at the close of business on the day on which the resolution of the Board of Directors declaring the dividend or allotment of rights is adopted, provided that the payment or allotment date shall not be more than sixty days after the date of the adoption of such resolution. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except when (i) the determination has been made through the closing of the transfer books and the stated period of closing has expired, or (ii) the meeting is adjourned to a date more than 120 days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.

Section 11. INSPECTORS OF ELECTION. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more individual inspectors or one or more entities that designate individuals as inspectors to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. Each such report shall be in writing and signed by him or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be PRIMA FACIE evidence thereof. On request of the person presiding at the meeting or any stockholder, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him, her or them.

Section 12. ORGANIZATION. At every meeting of stockholders, the Chairman of the Board shall conduct the meeting or, in the case of vacancy in office or absence of the Chairman of the Board, one of the following officers present shall conduct the meeting in the order stated: the Vice Chairman of the Board, if there be one; the President; the Vice Presidents in their order of rank and seniority; or a Chairman chosen by the stockholders entitled to cast a majority of the votes which all stockholders present in person or by proxy are entitled to cast, shall act as Chairman; and the Secretary, or, in his or her absence, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretaries, a person appointed by the Chairman, shall act as Secretary. The order of business and all other matters of procedure at any meeting of the stockholders shall be determined by the Chairman of the meeting. The Chairman of any meeting of the stockholders may prescribe such rules, regulations and procedures and take such action as, in the discretion of such Chairman, are appropriate for the proper conduct of the meeting, including, without limitation, (a) maintaining order and security at the meeting; (b) limiting attendance or participation at the meeting to stockholders of record of the Company, their duly authorized proxies or other such persons as the Chairman of the meeting may determine; (c) restricting admission to the time set for the commencement of the meeting; and (d) limiting the time allotted to questions or comments by participants. Unless otherwise determined by the Chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 13. INFORMAL ACTION BY STOCKHOLDERS. Except to the extent prohibited by the 1940 Act, as from time to time in effect, or rules or orders of the Securities and Exchange Commission or any successor thereto, any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by all the stockholders entitled to vote on the subject matter thereof and any other stockholders entitled to notice of a meeting of stockholders (but not to vote thereat) have waived in writing any rights which they may have to dissent from such action, and such consent and waiver are filed with the records of the stockholders meetings.

Section 14. VOTING OF STOCK BY CERTAIN HOLDERS. Stock of the Company registered in the name of a company, partnership, trust or other entity, if entitled to be voted, may be voted by the President or a Vice President, a general partner or a trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such company or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock. Any fiduciary may vote stock registered in his name as such fiduciary, either in person or by proxy.

         Shares of stock of the Company directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

           The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Company that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it, if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Company, and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the stockholder of record of the specified stock in place of the stockholder who makes the certification.

                                 ARTICLE III:
                               Board of Directors

     Section 1. GENERAL. (a) NUMBER. The Board of Directors shall consist of not less than three (3) Directors, provided that prior to the issuance of stock by the Company, the Board of Directors may consist of less than three (3) Directors, subject to the provisions of Maryland law. Directors shall be elected at the annual meeting of the stockholders, if held, and each Director shall be elected to serve until his successor shall be elected and shall qualify or until his earlier death, resignation or removal. Directors need not be stockholders. The number of Directors constituting the entire Board of Directors may be increased or decreased from time to time by the vote of a majority of the entire Board of Directors within the limits permitted by law and the Articles of Incorporation, but the tenure of a Director in office at the time of any decrease in the number of Directors shall not be affected as a result thereof.

         A Director may be removed with or without cause, by a majority vote of the shares entitled to vote in an election of Directors. A meeting for the purpose of considering the removal of a person serving as Director shall be called by the Directors if requested in writing to do so by holders of not less than 10% of the outstanding shares of the Company.

         The Board of Directors may elect, but shall not be required to elect, a Chairman of the Board, who must be a Director.

                 (b) RESIGNATION. Any Director may resign at any time upon written notice to the Company.

     Section 2. VACANCIES AND NEWLY-CREATED DIRECTORSHIPS. If for any reason any or all of the Directors cease to be Directors, such circumstance shall not terminate the Company or affect these Bylaws or the powers of any remaining Directors hereunder (even if fewer than three Directors remain). Any vacancy occurring in the Board of Directors for any cause other than by reason of an increase in the number of Directors may be filled by a majority of the remaining members of the Board of Directors although such majority is less than a quorum. Any vacancy occurring by reason of an increase in the number of Directors may be filled by a majority of the entire Board of Directors. A Director elected by the Board of Directors to fill a vacancy serves until the next annual meeting of stockholders and his successor is elected and qualifies.

     Section 3. MAJORITY TO BE ELECTED BY STOCKHOLDERS. To the extent required by applicable law, if at any time less than a majority of the Directors in office shall consist of Directors elected by stockholders, a meeting of the shareholders shall be called within sixty (60) days for the purpose of electing Directors to fill any vacancies in the Board of Directors (unless the Securities and Exchange Commission or any court of competent jurisdiction shall by order extend such period).

     Section 4. POWERS. The business and affairs of the Company shall be managed under the direction of the Board of Directors. All powers of the Company may be exercised by or under the authority of the Board of Directors except as conferred on or reserved to the stockholders by law or by the Articles of Incorporation or these Bylaws.

     Section 5. MEETINGS. The Board of Directors of the Company or any committee thereof may hold meetings, both regular and special. Special meetings of the Board of Directors may be called by the Chairman, the President or two or more Directors. The Board of Directors may provide, by resolution, the time and place for the holding of regular meetings of the Board of Directors without other notice than such resolution. Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, facsimile transmission, United States mail or courier to each Director at his business or residence address. Notice by personal delivery, by telephone, by telegraph or by facsimile transmission shall be given at least 24 hours prior to the meeting. Notice by mail shall be given at least three days prior to the meeting and shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Telephone notice shall be deemed to be given when the Director or his agent is personally given such notice in a telephone call to which he or his agent is a party. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Company by the Director and receipt of a completed answer-back indicating receipt. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

     Section 6. QUORUM. At all meetings of the Board the presence of one third of the entire number of Directors then in office (but not less than two Directors) shall be necessary to constitute a quorum and sufficient for the transaction of business, and any act of a majority present at a meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Articles of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of Directors, a majority of the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. The Directors present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum.

     Section 7. COMMITTEES. The Board of Directors may appoint from among its members an executive committee and other committees of the Board of Directors, each committee to be composed of one or more Directors of the Company. The Board of Directors may, to the extent provided in the resolution, delegate to such committees, in the intervals between meetings of the Board of Directors, any or all of the powers of the Board of Directors in the management of the business and affairs of the Company, except the power to authorize dividends, to issue stock, to recommend to stockholders any action requiring stockholders' approval, to amend the Bylaws or to approve any merger or share exchange which does not require stockholders' approval and except as otherwise prohibited by law. The Board of Directors may designate a Chairman of any committee, and such Chairman or any two members of any committee (if there are at least two members of the Committee) may set the time and place of its meeting unless the Board shall otherwise provide. However, a meeting of any committee of the Board of Directors may not be called without the consent of the Chairman of the committee. Such committee or committees shall have the name or names as may be determined from time to time by resolution adopted by the Board of Directors. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors. Unless the Board of Directors designates one or more Directors as alternate members of any committee, who may replace an absent or disqualified member at any meeting of the committee, the members of any such committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member of such committee. At meetings of any such committee, a majority of the members or alternate members of such committee shall constitute a quorum for the transaction of business, and the act of a majority of the members or alternate members present at any meeting at which a quorum is present shall be the act of the committee. Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee.

     Section 8. ADVISORY BOARD. There may be an Advisory Board of any number of individuals appointed by the Board of Directors which may meet at stated times or on notice to all by any member of the Advisory Board or by the President. The Advisory Board shall be composed of stockholders or representatives of stockholders. The Advisory Board will have no power to require the Company to take any specific action. Its purpose shall be solely to consider matters of general policy and to represent the stockholders in all matters except those involving the purchase or sale of specific securities. A majority of the Advisory Board, if appointed, must consist of stockholders who are not otherwise affiliated or interested persons of the Company or of any affiliate of the Company as those terms are defined in the 1940 Act.

     Section 9. MINUTES OF MEETING. The Board of Directors and any committee thereof shall keep regular minutes of its proceedings.

     Section 10. INFORMAL ACTION BY BOARD OF DIRECTORS AND COMMITTEES. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent thereto is signed by each member of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minute of proceedings of the Board of Directors or committee, provided, however, that such written consent shall not constitute approval of any matter which pursuant to the 1940 Act and the rules thereunder requires the approval of Directors by vote cast in person at a meeting.

     Section 11. MEETINGS BY CONFERENCE TELEPHONE. The members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or committee by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time and such participation shall constitute presence in person at such meeting; provided, however, that such participation shall not constitute presence in person to the extent deemed not to constitute presence in person for the purpose of those provisions of the 1940 Act and the rules thereunder requiring the approval of Directors by vote cast in person at a meeting.

     Section 12. FEES AND EXPENSES. The Directors may be paid their expenses of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors, a stated salary as Director or such other compensation as the Board of Directors may approve. No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

     Section 13. LOSS OF DEPOSITS. No Director shall be liable for any loss which may occur by reason of the failure of any bank, trust company, savings and loan association, or other institution with whom moneys or stock have been deposited.

     Section 14. SURETY BONDS. Unless required by law, no Director shall be obligated to give any bond or surety or other security for the performance of any of his duties.

     Section 15. RELIANCE. Each Director, officer, employee and agent of the Company shall, in the performance of his duties with respect to the Company, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Company, upon an opinion of counsel or upon reports made to the Company by any of its officers or employees or by the adviser, accountants, appraisers or other experts or consultants selected by the Board of Directors or officers of the Company, regardless of whether such counsel or expert may also be a Director.

     Section 16. CERTAIN RIGHTS OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. The Directors shall have no responsibility to devote their full time to the affairs of the Company. Any Director or officer, employee or agent of the Company, in his personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to or in competition with those of or relating to the Company.

                                   ARTICLE IV:
                                Waiver of Notice

                  Whenever any notice is required to be given pursuant to applicable law, the Articles of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed the equivalent of notice and such waiver shall be filed with the records of the meeting. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by law. Attendance of a person at any meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                                   ARTICLE V:
                                    Officers

     Section 1. GENERAL. The officers of the Company shall be elected by the Board of Directors and shall be a Chairman of the Board of Directors, a Chief Executive Officer - Investment Management, a Chief Executive Officer - Finance and Administration, a President, a Secretary and a Treasurer. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. The Board of Directors may also elect such Vice Presidents and additional officers or assistant officers with such powers and duties as it may deem necessary or advisable. However the Chairman of the Board may appoint one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. In its discretion, the Board of Directors may leave unfilled any office except that of President, Secretary or Treasurer. Any number of offices, except the offices of President and Vice President, may be held concurrently by the same person. No officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law to be executed, acknowledged or verified by two or more officers.

     Section 2. OTHER OFFICERS AND AGENTS. The Board of Directors may elect such other officers and agents as it desires who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

     Section 3. TENURE, REMOVAL, RESIGNATION AND VACANCIES OF OFFICERS. The officers of the Company shall hold office at the pleasure of the Board of Directors. Election of an officer or agent does not in itself create contract rights between the Company and such officer or agent. Each elected officer shall hold his office until his or her successor is elected and qualifies or until his or her earlier resignation or removal, in the manner hereinafter provided, or death. Any officer may resign at any time upon written notice to the Company. Any resignation shall take effect immediately or at any subsequent time specified therein. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the rights, if any, of the Company. Any officer elected by the Board of Directors or appointed by the Chairman of the Board of Directors may be removed at any time by the Board of Directors when, in its judgement, the best interests of the Company will be served thereby. Any vacancy occurring in any office of the Company by death, resignation, removal or otherwise may be filled by the Board of Directors.

     Section 4. CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and of the Board of Directors. He shall have general and active management of the business of the Company, shall see that all orders and resolutions of the Board of Directors are carried into effect and shall perform other such duties as may be assigned to him by the Board of Directors. In the absence or disability of the President, the Chairman shall perform the duties and exercise the powers of the President. He shall be EX OFFICIO a member of all committees designated by the Board of Directors except as otherwise determined by the Board of Directors. He may execute bonds, mortgages, contracts and other instruments, except where required by law or by these Bylaws to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Company.

     Section 5. PRESIDENT. The President shall, subject to the supervision of the Board of Directors, have general responsibility for the management of the business of the Company and shall see that all orders and resolutions of the Board are carried into effect. The President shall, in the absence of the Chairman or Vice Chairman, preside at all meetings of the stockholders or of the Board of Directors. In the absence or disability of the Chairman or Vice Chairman, the President shall perform the duties and exercise the powers of the Chairman. He may execute bonds, mortgages, contracts and other instruments, except where required by law or by these Bylaws to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Company. Additionally, the President and such other duties as shall be assigned to him by the Board of Directors.

     Section 6. VICE PRESIDENTS. The Vice Presidents shall act under the direction of the Chairman and the President and in the absence or disability of the Chairman and the President shall perform the duties and exercise the powers of both such offices. They shall perform such other duties and have such other powers as the Chairman, the President or the Board of Directors may from time to time assign. The Board of Directors may designate one or more executive Vice
Presidents or may otherwise specify the order of seniority of the Vice Presidents and, in that event, the duties and powers of the Chairman and the President shall descend to the Vice Presidents in the specified order of seniority.

     Section 7. SECRETARY. The Secretary shall act under the direction of the Chairman and the President. Subject to the direction of the Chairman or the President and except as provided in Section 8 of this Article V, he shall (a) attend all meetings of the Board of Directors and all meetings of stockholders and record the proceedings in one or more books to be kept for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Company; and (d) in general perform such other duties as from time to time may be assigned to him by the Chairman of the Board of Directors, the President or the Board of Directors.

     Section 8. ASSISTANT SECRETARIES. The Assistant Secretaries in the order of their seniority, unless otherwise determined by the Chairman, the President or the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. If an Assistant Secretary is unavailable to perform the duties and exercise the powers of the Secretary at a meeting of the Board of Directors, the Chairman of the Board of Directors or the President may appoint another person to keep the minutes of the meeting. The Assistant Secretaries shall perform such other duties and have such other powers as the Chairman, the President or the Board of Directors may from time to time assign.

     Section 9. TREASURER. The Treasurer shall act under the direction of the Chairman and the President. Subject to the direction of the Chairman or the President, he shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Company as may be ordered by the Chairman, the President or the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman, the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions and of the financial condition of the Company.

     Section 10. ASSISTANT TREASURERS. The Assistant Treasurers in the order of their seniority, unless otherwise determined by the Chairman, the President or the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the Chairman, the President or the Board of Directors may from time to time assign.

         Section 11. CHIEF EXECUTIVE OFFICER - INVESTMENT MANAGEMENT. The Chief Executive Officer - Investment Management shall be the principal executive officer with respect to the portfolio investments of the Company, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

         Section 12. CHIEF EXECUTIVE OFFICER - FINANCE AND ADMINISTRATION. The Chief Executive Officer - Finance and Administration shall be the principal executive officer with respect to the financial accounting and administration of the Company, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

         Section 13. SALARIES. The salaries and other compensation of the officers, if any, shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a Director.

         Section 14. SUBORDINATE OFFICERS. The Board of Directors from time to time may appoint such other officers or agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Board of Directors may determine. The Board of Directors from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.

         Section 15. SURETY BONDS. The Board of Directors may require any officer or agent of the Company to execute a bond (including, without limitation, any bond required by the 1940 Act and the rules and regulations of the Securities and Exchange Commission) to the Company in such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of his or her duties to the Company, including responsibility for negligence and for the accounting of any of the Company's property, funds or securities that may come into his or her hands.

                                  ARTICLE VI:
                              Certificates of Stock

     Section 1. GENERAL. The interest of each stockholder of the Company may be evidenced by certificates for shares of stock in such form as the Board of Directors may from time to time prescribe. The certificates shall be consecutively numbered and entered in the books of the Company as they are issued; and if the Company shall, from time to time, issue several classes of stock, each class may have its own separately numbered certificates. They shall exhibit the holder's name and the number and class of shares and no certificate shall be valid unless it has been signed by the President or a Vice-President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary and bears the corporate seal. Such seal may be a facsimile, or be engraved or printed. Each certificate representing shares which are restricted as to their transferability or voting powers, which are preferred or limited as to their dividends or as to their allocable portion of the assets upon liquidation or which are redeemable at the option of the Company, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. If the Company has authority to issue stock of more than one class, the certificate shall contain on the face or back a full statement or summary of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class of stock and, if the Company is authorized to issue any preferred or special class in series, the differences in the relative rights and preferences between the shares of each series to the extent they have been set and the authority of the Board of Directors to set the relative rights and preferences of subsequent series. In lieu of such statement of summary, the certificate may state that the Company will furnish a full statement of such information to any stockholder upon request and without charge. If any class of stock is restricted by the Company as to the transferability, the certificate shall contain a full statement of the restriction or state that the Company will furnish information about the restrictions to the stockholder on request and without charge.

     Section 2. FRACTIONAL SHARE INTERESTS. The Company may issue fractions of a share of stock to the same extent as its whole shares. Fractional shares of stock shall have proportionately to the respective fractions represented thereby all the rights of whole shares, including without limitation the right to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the Company, excluding, however, the right to receive a stock certificate representing such fractional shares. Notwithstanding any other provision of the Articles of Incorporation or these Bylaws, the Board of Directors may issue units consisting of different securities of the Company. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Company, except that the Board of Directors may provide that for a specified period, securities of the Company issued in such unit may be transferred on the books of the Company only in such unit.

     Section 3. LOST, STOLEN OR DESTROYED CERTIFICATES. Any officer designated by the Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the Company alleged to have been lost, stolen or destroyed, upon the making of any affidavit of that fact by the person claiming that the certificate or certificates have been lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, an officer designated by the Board of Directors may, in his discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or the owner's legal representative, to advertise the same in such manner as he shall require and/or to give the Company a bond of sufficient security, to the Company to indemnify it against any loss or claim which may arise as a result of the issuance of the new certificate.

     Section 4. TRANSFER OF SHARES. Upon surrender to the Company or a transfer agent of the Company of a certificate for shares of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Company shall record the transaction upon its books, issue a new certificate to the person entitled thereto upon request for such certificate, and cancel the old certificate, if any. Notwithstanding the foregoing, transfers of shares of any class of stock will be subject in all respects to the Articles of Incorporation and all of the terms and conditions contained therein.

     Section 5. REGISTERED OWNERS. The Company shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have the express or other notice thereof, except as otherwise provided by the laws of the State of Maryland. The Company shall maintain at its principal office or at the office of its transfer agent, an original or duplicate share ledger containing the name and address of each stockholder and the numbers of shares of each class held by such stockholder.

                                 ARTICLE VII:
                                 Net Asset Value

                  The net asset value of a share of common stock of the Company as at the time of a particular determination shall determined in a manner described in the Company's registration statement that is filed with the United States Securities and Exchange Commission.

                                 ARTICLE VIII:
                                  Miscellaneous

     Section 1. RESERVES. There may be set aside out of any assets of the Company available for dividends or other distributions such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for such other purpose as the Board of Directors shall determine to be in the best interest of the Company, and the Board of Directors may modify or abolish any such reserve.

     Section 2. DIVIDENDS AND OTHER DISTRIBUTIONS. Dividends and other distributions upon the stock by the Company may, subject to the provisions of the Articles of Incorporation and of the provisions of applicable law, be authorized by the Board of Directors at any time. Dividends and other distributions may be paid in cash, property or stock of the Company, subject to the provisions of the Articles of Incorporation and of applicable law.

     Section 3. CAPITAL GAINS DISTRIBUTIONS. The amount and number of capital gains distributions paid to the stockholders during each fiscal year shall be determined by the Board of Directors. Each such payment shall be accompanied by a statement as to the source of such payment, to the extent required by law.

     Section 4. CHECKS AND DRAFTS. All checks, drafts or demands for the payment of money, notes or other evidence of indebtedness issued in the name of the Company shall be signed by such officer or officers or such other agent or agents as the Board of Directors may from time to time designate.

     Section 5. FISCAL YEAR. The fiscal year of the Company shall be fixed by resolution of the Board of Directors.


     Section 6. SEAL. The corporate seal shall have inscribed thereon the name of the Company, the year of its organization and the words "Corporate Seal, Maryland." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in another manner reproduced. Whenever the Company is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word "(SEAL)" adjacent to the signature of the person authorized to execute the document on behalf of the Company. The form of the seal shall be subject to alteration by the Board of Directors. Any officer or Director of the Company shall have authority to affix the corporate seal of the Company to any document requiring the same.

     Section 7. INSURANCE AGAINST CERTAIN LIABILITIES. The Company shall not bear the cost of insurance that protects or purports to protect Directors and officers of the Company against any liabilities to the Company or its security holders to which any such Director or officer would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

     Section 8. CONTRACTS. The Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Company and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document executed by an authorized person shall be valid and binding upon the Board of Directors and upon the Company when authorized or ratified by action of the Board of Directors.

     Section 9. DEPOSITS. All funds and assets of the Company not otherwise employed shall be deposited from time to time to the credit of the Company in such banks, trust companies or other depositories as the Board of Directors may designate.

     Section 10. ACCOUNTANT. The Company shall employ an independent public accountant or a firm of independent public accountants as its Accountant to examine the accounts of the Company and to sign and certify financial statements filed by the Company. The employment of the Accountant shall be conditioned upon the right of the Company to terminate the employment forthwith without any penalty by vote of a majority of the outstanding voting securities at any stockholders' meeting called for that purpose.

                                 ARTICLE IX:
                                 Indemnification

     Section 1. INDEMNIFICATION OF DIRECTORS AND OFFICERS AND OTHER PERSONS. The Company shall indemnify its Directors to the fullest extent that indemnification of Directors is permitted by the Maryland General Corporation Law. The Company shall indemnify its current and former Directors and officers and those persons who, at the request of the Company, serve or have served as a Director, officer, partner, trustee, employee, agent or fiduciary of another Company, partnership, joint venture, trust, other enterprise or employee benefit plan against all expenses, liabilities and losses (including attorneys' fees, judgments, fines and amounts paid in settlement) reasonably incurred or suffered by them in connection with being such a Director, officer or other person serving as described above. The indemnification and other rights provided by these Article of Incorporation shall continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. This Article shall not protect any such person against any liability to the Company or to its security holders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office ("disabling conduct").

     Section 2. ADVANCES. Any current or former Director or officer of the Company shall be entitled to advances from the Company for payment of the reasonable expenses incurred by him in connection with the matter as to which he or she may be entitled to indemnification in the manner and, subject to the conditions described below, to the fullest extent permissible under the Maryland General Corporation Law. The current or former Director or officer shall provide to the Company a written affirmation of his or her good faith belief that the standard of conduct necessary for indemnification by the Company has been met and a written undertaking by him or her on his or her behalf to repay any such advance if it should ultimately be determined that the standard of conduct has not been met. In addition, at least one of the following additional conditions shall be met: (a) the person seeking indemnification shall provide a security in form and amount acceptable to the Company for his or her undertaking; (b) the Company is insured against losses arising by reason of the advance; or (c) a majority of a quorum of Directors of the Company who are neither "interested persons," as defined in Section 2(a)(19) of the 1940 Act, nor parties to the proceeding ("disinterested non-party Directors"), or independent legal counsel, in a written opinion, shall have determined, based on a review of facts readily available to the Company at the time the advance is proposed to be made, that there is reason to believe that the person seeking indemnification will ultimately be found to be entitled to indemnification.

     Section 3. PROCEDURE. At the request of any person claiming indemnification under this Article, the Board of Directors shall determine, or cause to be determined, in a manner consistent with the Maryland General Corporation Law, whether the standards required by this Article have been met. Indemnification shall be made only following: (a) a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified was not liable by reason of disabling conduct or (b) in the absence of such a decision, a reasonable determination, based upon a review of the facts that the person to be indemnified was not liable by reason of disabling conduct by: (i) the vote of a majority of a quorum of disinterested non-party Directors,
(ii) an independent legal counsel in a written opinion; or (iii) by the stockholders.

     Section 4. INDEMNIFICATION OF EMPLOYEES AND AGENTS. Employees and agents who are not officers or Directors of the Company may be indemnified, and reasonable expenses may be advanced to such employees or agents, as may be provided by action of the Board of Directors or by contract, subject to any limitations imposed by the 1940 Act.

     Section 5. OTHER RIGHTS. The Board of Directors may make further provision consistent with applicable law for indemnification and advance of expenses to Directors, officers, employees and agents by resolution, agreement or otherwise. The indemnification provided by this Article shall not be deemed exclusive of any other right, with respect to indemnification or otherwise, to which those seeking indemnification may be entitled under any insurance or other agreement or resolution of stockholders or disinterested non-party Directors or otherwise. The rights provided to any person by this Article shall be enforceable against the Company by such person, who shall be presumed to have relied upon it in serving or continuing to serve as a Director, officer, employee or agent as provided above.

     Section 6. AMENDMENTS. References in this Article are to the Maryland General Corporation Law and to the 1940 Act as from time to time amended. No amendment of these Bylaws shall affect any right of any person under this Article based on any event, omission or proceeding prior to the amendment.

     Section 7. INSURANCE. Subject to the provisions of Article VIII, Section 7, the Company may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee, or agent of the Company or who, while a Director, officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position.

                                  ARTICLE X:
                                   Amendments

         The Board of Directors shall have the exclusive power to make, alter and repeal these Bylaws.


------------------------------------

Amended and restated July 26, 2000
Amended and restated October 19, 1996
Amended and restated March 1, 1991